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Exhibit 4.5

NOMINEE HOLDER CERTIFICATION

TBS INTERNATIONAL PLC

Series A Preference Shares Issuable Upon the Exercise of Subscription
Rights Distributed to the Record Shareholders of TBS International plc

        THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS OF TBS INTERNATIONAL PLC DATED [    •    ], 2011 (THE "PROSPECTUS").

        The undersigned, a broker, custodian bank, or other nominee holder (the "Nominee Holder') of non-transferable subscription rights (the "Rights") to purchase Series A Preference Shares of TBS International plc (the "Company") pursuant to the rights offering described and provided for in the Prospectus, hereby certifies to the Company and to American Stock Transfer & Trust Company, LLC, as subscription agent for the rights offering that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the rights to purchase the number of Series A Preference Shares specified below, the terms of which are described further in the Prospectus, as to each beneficial owner for whom the Nominee Holder is acting hereby:

Number of Shares Owned on Record Date	Number of Shares Subscribed in the Rights Offering

Print Name of the Nominee Holder:
By:
Print Signer's Name:
Contact Name:
Contact Phone Number:

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  Exhibit 4.5
NOMINEE HOLDER CERTIFICATION
TBS INTERNATIONAL PLC
Series A Preference Shares Issuable Upon the Exercise of Subscription Rights Distributed to the Record Shareholders of TBS International plc